Kingstone Reports First Quarter 2026 Results

Net Premiums Earned Growth of 28% for Q1 2026 | Direct Premiums Written Growth1 of 20% for Q1 2026
Q1 GAAP Net Combined Ratio of 112.0% Driven by Eleven Winter Catastrophe Events in the Northeast U.S.
Q1 Underlying Combined Ratio1 Improved 5.1 Points to 88.3%
Q1 Diluted Net Loss Per Share of $0.40 | Q1 Diluted Operating Net Loss Per Share1 of $0.35
Company Reaffirms 2026 Full Year Guidance

Management to Host Conference Call Tomorrow at 8:30 a.m. Eastern Time

Kingston, NY — May 7, 2026 – Kingstone Companies, Inc. (Nasdaq: KINS) (“Kingstone” or the “Company”), a regional property and casualty insurance holding company, today announced its financial results for the first quarter ended March 31, 2026. The Company has also provided an investor presentation that can be accessed through the News & Events/Presentations section of the Company website at www.kingstonecompanies.com.

Key Financial and Operational Highlights
	Three Months Ended
	March 31,
($ in thousands, except per share data)	2026	2025	Change
Net premiums earned	$55,869	$43,523	28.4%
Direct premiums written[1]	$69,603	$58,175	19.6%
Net combined ratio	112.0%	93.7%	18.3pts
Catastrophe loss ratio[1]	26.0%	1.7%	24.3pts
Underlying combined ratio[1]	88.3%	93.4%	(5.1)pts
Net (loss) income	$(5,808)	$3,883	(249.6)%
Net (loss) income per share - diluted	$(0.40)	$0.27	(248.1)%
Operating net (loss) income per share - diluted[1]	$(0.35)	$0.17	(305.9)%
Return on equity - annualized	(19.6)%	20.8%	(40.4)pts
[1] Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release.

Management Commentary
Meryl Golden, President and Chief Executive Officer of Kingstone, stated, “First quarter results reflected elevated winter catastrophe activity across the Northeast, resulting in a GAAP combined ratio of 112.0%. The winter storm season in Q1 was exceptionally severe for downstate New York and ranked as the coldest and snowiest in 11 years. Importantly, this level of catastrophe activity was in-line with our guidance and does not detract from the underlying strength of our business.

Excluding catastrophes, our performance underscores the earnings power of the platform we have built. Our underlying combined ratio1 improved 5.1 points year-over-year to 88.3%, supported by low non-catastrophe loss frequency, higher average premium, and continued discipline in underwriting and expense management. These results reinforce the structural profitability improvements we have made over the past several years.

Growth remained strong in the quarter with direct premiums written1 increasing 20%, driven by continued momentum in our New York homeowners business, higher average premiums, and solid retention. While policy volume was more moderate in January and February, likely due to the bad weather, March represented one of our strongest months of new business volume, reflecting sustained demand and the competitiveness of our product offering.

Our operating model continues to differentiate Kingstone. The increasing mix of our Select product is driving improved risk selection and loss performance, while our scalable platform enables us to grow efficiently. At the same time, our conservative reinsurance ensures that catastrophe events are an earnings event, not a capital event, allowing us to maintain financial flexibility even in periods of increased severe weather.

Looking ahead, we remain confident in our trajectory and our full year 2026 guidance. Our underlying performance trends, combined with continued rate adequacy and disciplined growth, position us well to deliver strong profitability. We are also advancing our strategic initiatives, including our planned entry into California in the second quarter and the recent launch of Kingstone America Insurance Company, which will support our expansion into new markets on an admitted and non-admitted basis, starting with Connecticut in the third quarter. We will continue to execute with discipline, manage catastrophe exposure prudently, and invest in scalable growth opportunities to deliver long-term value to our shareholders.”

Fiscal Year 2026 Outlook
(see “Disclaimer and Forward-Looking Statements” below)

The Company is reiterating its growth and profitability outlook for fiscal year 2026, which was originally issued on March 5, 2026. The guidance below reflects management’s current expectations based on information available as of May 7, 2026 and is subject to the risks and uncertainties described in “Disclaimer and Forward-Looking Statements” below.

Guidance Metrics	2026 Estimate
Direct premiums written[1,4] growth	16% to 20%
Net combined ratio	81% to 86%
Underlying combined ratio[1,2] (excluding catastrophe losses and prior-year reserve development)	74% to 76%
Prior-year reserve development	—%
Catastrophe loss ratio[3]	7% to 10%
Net income per share – diluted	$2.20 to $2.90
Return on equity	24% to 30%
¹Refer to “Definitions and Non-GAAP Measures” for definitions and first quarter 2026 reconciliations.
²The Underlying Combined Ratio is a non-GAAP measure. It is computed as the sum of the underlying loss ratio (which is a non-GAAP measure) and the net underwriting expense ratio. The underlying loss ratio excludes catastrophe losses and prior-year reserve development from the GAAP net loss ratio. The most directly comparable GAAP measure is the net combined ratio. Refer to the section entitled “Definitions and Non-GAAP Measures” included in this press release for definitions and reconciliations of non-GAAP financial measures. A reconciliation of the 2026 estimate of Underlying Combined Ratio to the GAAP net combined ratio is not provided because the Company is unable to predict catastrophe losses and prior-year reserve development with reasonable certainty without unreasonable efforts. These items could materially impact the GAAP measure.
³ The catastrophe loss ratio estimate for 2026 of 7% to 10% is at or above the Company’s six-year historical average of 7.1% (2019–2024) and gives effect to the elevated winter storm activity experienced in first quarter of 2026. Catastrophe losses are reported net of reinsurance recoveries and include loss adjustment expenses. The Company defines catastrophe events consistent with PCS industry designations.
4Guidance for the most comparable GAAP measure, net premiums earned, is not provided because net premiums earned is an output of multiple variables including direct written premium growth, quota share cession rates, and premium earning patterns, several of which are not within the Company’s direct control; therefore the Company is unable to predict such variables with reasonable certainty without unreasonable efforts.

Key Modeling Assumptions
The following reflects certain key modeling assumptions with respect to the full year 2026 guidance:

Assumption	2026E
Assumed effective tax rate	21%
Weighted average diluted shares outstanding	14.8 million

Consolidated Financial Results

Consolidated Financial Results	Three Months Ended
($ in thousands, except policy and per share data)	March 31,
	2026	2025	Change
Net premiums earned	$55,869	$43,523	28.4%
Direct premiums written[1]	$69,603	$58,175	19.6%

Policies in force, at the end of the period	82,406	76,905	7.2%

Net investment income	$3,338	$2,049	62.9%
Net losses on investments	$(1,015)	$(138)	NM
Gain on sale of real estate	$—	$1,966	NM

Net loss ratio	81.6%	62.4%	19.2pts
Net underwriting expense ratio	30.4%	31.3%	(0.9)pts
Net combined ratio	112.0%	93.7%	18.3pts

Net loss ratio	81.6%	62.4%	19.2pts
Catastrophe loss ratio[1]	26.0%	1.7%	24.3pts
Net loss ratio excluding the effect of catastrophes[1]	55.6%	60.7%	(5.1)pts
Effect of prior-year favorable reserve development	(2.3)%	(1.4)%	(0.9)pts
Underlying loss ratio[1]	57.9%	62.1%	(4.2)pts

Net (loss) income	$(5,808)	$3,883	(249.6)%
Net (loss) income per share - basic	$(0.40)	$0.29	(237.9)%
Net (loss) income per share - diluted	$(0.40)	$0.27	(248.1)%
Return on equity - annualized	(19.6)%	20.8%	(40.4)pts

Adjusted EBITDA[1]	$(4,947)	$4,256	(216.2)%

Other comprehensive (loss) income, net of tax	$(2,055)	$2,223	(192.4)%
Operating net (loss) income[1]	$(5,006)	$2,439	(305.2)%
Operating net (loss) income per share - basic[1]	$(0.35)	$0.18	(294.4)%
Operating net (loss) income per share - diluted[1]	$(0.35)	$0.17	(305.9)%
Operating return on equity[1]	(4.2)%	3.3%	(7.5)pts
Operating return on equity[1] - annualized	(16.9)%	13.1%	(30.0)pts

Book value per share, at the end of the period - diluted	$7.70	$5.57	38.2%
Book value per share, at the end of the period - diluted excluding AOCI	$8.25	$6.24	32.2%
NM = Not Meaningful
1Refer to section entitled "Definitions and Non-GAAP Measures" included in this press release.

Conference Call Details
Friday, May 8, 2026, at 8:30 a.m. Eastern Time

To participate please dial:

U.S. toll free    1-877-407-2991
International     1-201-389-0925

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin. The conference call will also be available via live webcast on the Company’s website under the News & Events/Presentations section at www.kingstonecompanies.com. A replay will be available for 30 days.

About Kingstone Companies, Inc.
Kingstone is a regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. Kingstone delivers tailored homeowners insurance solutions through its sophisticated product suite, Select, supported by a scalable and efficient operating platform that enables the Company to pursue significant market opportunities and strategic expansion. KICO was the 11th largest writer of homeowners insurance in New York in 2025 and is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

Investor Relations Contact:
Elevate IR
KINS@elevate-ir.com
720-330-2829

Disclaimer and Forward-Looking Statements
The guidance provided above is based on information available as of May 7, 2026 and management's review of the anticipated financial results for 2026. Such guidance remains subject to change based on management's ongoing review of the Company's 2026 results and is a forward-looking statement (see below). Kingstone assumes no obligation to update this guidance. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in Kingstone's annual and quarterly filings with the Securities and Exchange Commission.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

The risks and uncertainties include, without limitation, the following:

•the risk of significant losses from catastrophes and severe weather events;
•risks related to the lack of a financial strength rating from A.M. Best;
•risks related to limitations on the ability of our insurance subsidiary to pay dividends to us;
•adverse capital, credit and financial market conditions;
•risks related to volatility in net investment income;
•the unavailability of reinsurance at current levels and prices;
•the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
•the credit risk of our reinsurers;
•the inability to maintain the requisite amount of risk-based capital needed to grow our business;
•the effects of climate change on the frequency or severity of weather events and wildfires;
•risks related to the limited market area of our business;
•risks related to a concentration of business in a limited number of producers;
•legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
•the effects of competition in our market areas;
•our reliance on certain key personnel;
•risks related to security breaches or other attacks involving our computer systems or those of our vendors;
•our reliance on information technology and information systems; and
•the uncertainty relating to our geographic diversification strategy in entering the California market and other markets.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Definitions and Non-GAAP Measures

Direct premiums written is a non-GAAP measure, which represent the total premiums charged on policies issued by the Company during the respective fiscal period.

Net premiums written is a non-GAAP measure, which are direct premiums written less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct premiums written and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company’s policies are written for a twelve-month period. Management uses direct premiums written and net premiums written, along with other measures, to gauge the Company’s performance and evaluate results. Direct premiums written and net premiums written are provided as supplemental information, not as a substitute for net premiums earned, and do not reflect the Company’s net premiums earned.

Adjusted EBITDA is a non-GAAP measure, which is net income (loss) exclusive of interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, gain on sale of real estate, and stock-based compensation. Net income (loss) is the GAAP measure most closely comparable to adjusted EBITDA.

Management uses adjusted EBITDA along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including interest expense, income tax expense (benefit), depreciation and amortization, loss on extinguishment of debt, net gains (losses) on investments, gain on sale of real estate, and stock-based compensation, and may vary significantly between periods. Adjusted EBITDA is provided as supplemental information, not as a substitute for net income and does not reflect the Company’s overall profitability.

Operating net income (loss) and basic operating net income (loss) per share is a non-GAAP measure, which is net income (loss) and basic income (loss) per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income (loss) and basic net income (loss) per share are the GAAP measures most closely comparable to operating net income (loss) and basic operating net income (loss) per share.

Management uses operating net income (loss) and basic operating net income (loss) per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income (loss) and basic operating net income (loss) per share are provided as supplemental information, not as a substitute for net income (loss) and basic net income (loss) per share and do not reflect the Company’s overall profitability.

Operating net income (loss) and diluted operating net income (loss) per share is a non-GAAP measure, which is net income (loss) and diluted income (loss) per share exclusive of net gains (losses) on investments and gain on sale of real estate, net of tax. Net income (loss) and diluted net income (loss) per share are the GAAP measures most closely comparable to operating net income (loss) and diluted operating net income (loss) per share.

Management uses operating net income (loss) and diluted operating net income (loss) per share along with other measures to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate and may vary significantly between periods. Operating net income (loss) and diluted operating net income (loss) per share are provided as supplemental information, not as a substitute for net income (loss) and diluted net income (loss) per share, and do not reflect the Company’s overall profitability.

Operating return on equity is a non-GAAP measure, which is operating income (loss) divided by average equity. Return on equity is the GAAP measure most closely comparable to operating return on equity.

Management uses operating return on equity, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including net gains (losses) on investments and gain on sale of real estate, which may vary significantly between periods. Operating return on equity is provided as supplemental information, is not a substitute for return on equity and does not reflect the Company’s overall return on average common equity.

Underlying loss ratio is a non-GAAP ratio, which is computed as the GAAP net loss ratio excluding the effect of prior year loss reserve development and catastrophe losses.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The underlying loss ratio should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Net loss ratio excluding the effect of catastrophes is a non-GAAP ratio, which is computed as the difference between GAAP net loss ratio and the effect of catastrophes on the net loss ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by catastrophe losses. Catastrophe losses cause the Company’s net loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net loss ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net loss ratio. The net loss ratio excluding the effect of catastrophes should not be considered a substitute for the net loss ratio and does not reflect the Company’s net loss ratio.

Underlying combined ratio is a non-GAAP measure, which is computed as the sum of the underlying loss ratio and the net underwriting expense ratio.

Management believes that this ratio is useful to investors, and it is used by management to reveal the trends in the Company’s business that may be obscured by prior year loss reserve development and catastrophe losses. Catastrophe losses cause the Company’s loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on the net combined ratio. Management believes that this measure is useful for investors to evaluate this component separately when reviewing the Company’s underwriting performance. The most directly comparable GAAP measure is the net combined ratio. The underlying combined ratio should not be considered a substitute for the net combined ratio and does not reflect the Company’s net combined ratio.

The table below reconciles net premiums earned to direct premiums written for the periods presented:

	For the Three Months Ended
	March 31,
			%
(000’s except percentages)	2026	2025	Change
Direct Premiums Written Reconciliation:
GAAP net premiums earned	$55,869	$43,523	28.4%
Change in unearned premiums	21,724	17,486	24.2

Net premiums written	77,593	61,009	27.2
Ceded written premiums	7,990	2,834	181.9

Direct premiums written	$69,603	$58,175	19.6%

(Components may not sum due to rounding)

The following table reconciles net (loss) income to adjusted EBITDA for the periods indicated:

	For the Three Months Ended
	March 31,
			%
(000’s except percentages)	2026	2025	Change
Adjusted EBITDA Reconciliation:
Net (loss) income	$(5,808)	$3,883	(249.6)%
Interest expense	70	227	(69.2)
Income tax (benefit) expense	(1,593)	836	(290.6)
Depreciation and amortization	716	624	14.7
EBITDA	(6,616)	5,570	(218.8)
Loss on extinguishment of debt	—	175	(100.0)
Net loss on investments	1,015	138	NM
Gain on sale of real estate	—	(1,966)	NM
Stock-based compensation	654	339	92.9
Adjusted EBITDA	$(4,947)	$4,256	(216.2)%

NM = Not Meaningful
(Components may not sum due to rounding)

The following table reconciles net (loss) income to operating net (loss) income and basic net (loss) income per share to basic operating net (loss) income per share for the periods indicated:

	For the Three Months Ended
	March 31, 2026		March 31, 2025

(000’s except per common share and outstanding share amounts)	Amount	Basic loss per common share	Amount	Basic income per common share

Net (loss) income	$(5,808)	$(0.40)	$3,883	$0.29

Net loss on investments	1,015		138
Gain on sale of real estate	—		(1,966)
Net loss on investments and (gain) on sale of real estate	1,015		(1,828)
Less tax expense (benefit) on net loss (gain)	213		(384)

Net loss on investments and (gain) on sale of real estate, net of taxes	802	$0.05	(1,444)	$(0.11)

Operating net (loss) income	$(5,006)	$(0.35)	$2,439	$0.18

Weighted average basic shares outstanding	14,453,747		13,472,404

(Components may not sum due to rounding)

The following table reconciles net (loss) income to operating net (loss) income and diluted net (loss) income per share to diluted operating net (loss) income per share for the periods indicated:

	For the Three Months Ended
	March 31, 2026		March 31, 2025
(000’s except per common share and outstanding share amounts)	Amount	Diluted loss per common share	Amount	Diluted income per common share

Net (loss) income	$(5,808)	$(0.40)	$3,883	$0.27

Net loss on investments	1,015		138
Gain on sale of real estate	—		(1,966)
Net loss on investments and (gain) on sale of real estate	1,015		(1,828)
Less tax expense (benefit) on net loss (gain)	213		(384)

Net loss on investments and (gain) on sale of real estate, net of taxes	802	$0.05	(1,444)	$(0.10)

Operating net (loss) income	$(5,006)	$(0.35)	$2,439	$0.17

Weighted average diluted shares outstanding	14,453,747		14,272,502

(Components may not sum due to rounding)

The following table reconciles net (loss) income to operating net (loss) income and return on equity to operating return on equity for the periods indicated:

	For the Three Months Ended
	March 31,
(000’s except percentages)	2026	2025	Change
Operating Net Income Reconciliation:
Net (loss) income	$(5,808)	$3,883	(249.6)%

Net loss on investments	1,015	138	NM
Gain on sale of real estate	—	(1,966)	(100.0)%
Net loss on investments and (gain) on sale of real estate	1,015	(1,828)	(155.5)%
Less tax expense (benefit) on net loss (gain)	213	(384)	(155.5)%
Net loss on investments and (gain) on sale of real estate, net of taxes	802	(1,444)	(155.5)%

Operating net (loss) income	$(5,006)	$2,439	(305.2)%

Operating Return on Equity Reconciliation:

Net (loss) income	$(5,808)	$3,883	(249.6)%
Average equity	$118,618	$74,459	59.3%
Return on equity	(4.9)%	5.2%	(10.1)pts
Return on equity - annualized	(19.6)%	20.8%	(40.4)pts

Net loss on investments and (gain) on sale of real estate	$802	$(1,444)	(155.5)%
Average equity	$118,618	$74,459	59.3%
Effect of net loss on investments and gain on sale of real estate, net of taxes, on return on equity	0.7%	(1.9)%	2.6pts

Operating net (loss) income	$(5,006)	$2,439	(305.2)%
Operating net (loss) income - annualized	$(20,024)	$9,756	(305.2)%
Average equity	$118,618	$74,459	59.3%

Operating return on equity	(4.2)%	3.3%	(7.5)pts
Operating return on equity - annualized	(16.9)%	13.1%	(30.0)pts

NM = Not Meaningful
(Components may not sum due to rounding)

The following table reconciles the net loss ratio to the underlying loss ratio, which excludes the effect of catastrophe losses and prior-year loss reserve development for the periods presented:

	For the Three Months Ended
	March 31,
	2026	2025	Percentage Point Change
Underlying Loss Ratio Reconciliation:

Net loss ratio	81.6%	62.4%	19.2	pts

Effect of catastrophes	26.0%	1.7%	24.3	pts
Net loss ratio excluding the effect of catastrophes	55.6%	60.7%	(5.1)	pts
Effect of prior-year favorable reserve development	(2.3)%	(1.4)%	(0.9)	pts

Underlying Loss Ratio	57.9%	62.1%	(4.2)	pts

(Components may not sum due to rounding)

The following table reconciles the net combined ratio to the underlying combined ratio, which excludes the effect of catastrophe losses and prior-year loss reserve development for the periods presented:

	For the Three Months Ended
	March 31,
	2026	2025	Percentage Point Change
Underlying Combined Ratio Reconciliation:

Net combined ratio	112.0%	93.7%	18.3	pts

Effect of catastrophes	26.0%	1.7%	24.3	pts
Effect of prior-year favorable reserve development	(2.3)%	(1.4)%	(0.9)	pts

Underlying combined ratio	88.3%	93.4%	(5.1)	pts

(Components may not sum due to rounding)

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of
$5,053,137 at March 31, 2026 and $5,137,267 at December 31, 2025)	$6,041,016	$6,042,348
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of
$304,102,884 at March 31, 2026 and $296,738,055 at December 31, 2025)	293,800,426	289,037,190
Equity securities, at fair value (cost of $13,546,654 at March 31, 2026 and $13,546,654 at December 31, 2025)	9,839,800	10,056,595
Other investments	3,756,749	4,552,378
Total investments	313,437,991	309,688,511
Cash and cash equivalents	11,355,391	12,178,730
Premiums receivable, net of allowance for credit losses of $53,299 at March 31, 2026 and $20,831 at December 31, 2025	19,027,968	21,012,408
Reinsurance receivables, net	57,996,924	58,996,945
Prepaid reinsurance	4,934,974	2,142,329
Deferred policy acquisition costs	27,799,748	27,867,207
Intangible assets	500,000	500,000
Property and equipment, net	8,017,975	7,897,675
Deferred income taxes, net	6,318,887	4,179,559
Other assets	15,949,185	8,961,787
Total assets	$465,339,043	$453,425,151

Liabilities
Loss and loss adjustment expense reserves	$171,748,662	$140,538,618
Unearned premiums	153,642,731	154,028,072
Advance premiums	5,897,368	4,003,453
Reinsurance balances payable	4,775,176	5,232,319
Deferred ceding commission revenue	2,818,444	8,362,529
Accounts payable, accrued expenses and other liabilities	4,984,969	11,253,649
Income taxes payable	2,844,212	2,835,135
Debt, net (current $1,315,984 and long-term $2,806,987 at March 31, 2026,
current $1,296,900 and long-term $3,143,227 at December 31, 2025)	4,122,971	4,440,127
Total liabilities	350,834,533	330,693,902

Commitments and Contingencies	—	—

Stockholders' Equity
Preferred stock, $.01 par value; authorized 2,500,000 shares	—	—
Common stock, $0.01 par value; authorized 20,000,000 shares; issued 16,006,728 shares at March 31, 2026 and 15,921,651 shares at December 31, 2025; outstanding 14,482,603 shares at March 31, 2026 and 14,397,526 shares at December 31, 2025	160,066	159,216
Capital in excess of par	99,982,907	99,624,713
Accumulated other comprehensive loss	(8,136,787)	(6,081,530)
Retained earnings	28,066,331	34,596,857
	120,072,517	128,299,256

Treasury stock, at cost, 1,524,125 shares at March 31, 2026 and December 31, 2025	(5,568,007)	(5,568,007)
Total stockholders' equity	114,504,510	122,731,249
Total liabilities and stockholders' equity	$465,339,043	$453,425,151

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of (Loss) Income and Comprehensive (Loss) Income (Unaudited)
	For the Three Months Ended
	March 31,
	2026	2025

Revenues
Net premiums earned	$55,868,814	$43,523,063
Ceding commission revenue	1,403,876	2,958,691
Net investment income	3,337,581	2,048,596
Net losses on investments	(1,015,347)	(137,979)
Gain on sale of real estate	—	1,965,989
Other income	180,812	140,415
Total revenues	59,775,736	50,498,775

Expenses
Loss and loss adjustment expenses	45,574,384	27,175,078
Commission expense	10,195,412	9,312,880
Other underwriting expenses	8,361,273	7,405,422
Other operating expenses	2,260,547	1,035,737
Depreciation and amortization	715,507	623,863
Interest expense	69,855	227,454
Total expenses	67,176,978	45,780,434

(Loss) income from operations before taxes	(7,401,242)	4,718,341
Income tax (benefit) expense	(1,592,992)	835,681
Net (loss) income	$(5,808,250)	$3,882,660

Other comprehensive (loss) income, net of tax
Gross (increase) decrease in net unrealized losses
on available-for-sale-securities	$(2,604,516)	$2,812,432

Reclassification adjustment for net losses
included in net (loss) income	2,923	1,726
Net (increase) decrease in net unrealized losses	(2,601,593)	2,814,158
Income tax benefit (expense) related to items
of other comprehensive (loss) income	546,336	(590,972)
Other comprehensive (loss) income, net of tax	(2,055,257)	2,223,186

Comprehensive (loss) income	$(7,863,507)	$6,105,846

(Loss) earnings per common share:
Basic	$(0.40)	$0.29
Diluted	$(0.40)	$0.27

Weighted average common shares outstanding
Basic	14,453,747	13,472,404
Diluted	14,453,747	14,272,502

Dividends declared and paid per common share	$0.05	$–